PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	January 27	October 28,
	2013	2012
Assets

Current assets:
Cash and cash equivalents	$217,771	$218,043
Accounts receivable	74,291	75,685
Inventories	18,964	17,702
Other current assets	11,414	8,364

Total current assets	322,440	319,794

Property, plant and equipment, net	395,895	380,808
Investment in joint venture	93,086	93,252
Intangible assets, net	36,153	37,384
Other assets	19,924	17,996

	$867,498	$849,234

Liabilities and Equity

Current liabilities:
Current portion of long-term borrowings	$7,645	$7,781
Accounts payable and accrued liabilities	89,215	77,732

Total current liabilities	96,860	85,513

Long-term borrowings	167,265	168,956
Other liabilities	9,532	8,764

Equity	593,841	586,001

	$867,498	$849,234